Exhibit 23(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this Registration Statement of Merrill Lynch & Co., Inc., Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI on Form S-3 of our reports dated March 26, 2003, relating to the audits of the Balance Sheets of Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI, appearing in the Prospectus relating to Trust Originated Preferred Securities, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus, which is part of this Registration Statement.

/S/    DELOITTE & TOUCHE LLP

New York, New York

May 8, 2003

Exhibit 23(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc., Merrill Lynch Preferred Funding VI, L.P. and Merrill Lynch Preferred Capital Trust VI on Form S-3 of our reports dated February 24, 2003 (which express an unqualified opinion and which report on the consolidated financial statements of Merrill Lynch & Co., Inc. and subsidiaries (“Merrill Lynch”) includes an explanatory paragraph for the change in accounting method for goodwill amortization to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), appearing in and incorporated by reference in the Annual Report on Form 10-K of Merrill Lynch for the year ended December 27, 2002 and to the references to us under the heading “Experts” in the Prospectuses, which are part of this Registration Statement.

/S/    DELOITTE & TOUCHE LLP

New York, New York

May 8, 2003